UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 5, 2023, TuSimple Holdings Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company not having timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Form 10-Q”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) and Nasdaq has determined to deny the Company’s request for continued listing on Nasdaq. The Notice indicated that unless the Company appeals the delisting determination, which it intends to do, trading of the Company’s common stock will be suspended at the opening of business on May 15, 2023.

The Company intends to appeal the Nasdaq’s delisting determination to the Nasdaq Hearings Panel (the “Hearings Panel”) and request an extended stay of the suspension of trading of the Company’s securities until the date of such hearing. Hearings are typically scheduled to occur approximately 30 to 45 days after the date of the hearing request. However, there can be no assurance that the request for a stay or appeal before the Hearings Panel will be successful or that the Form 10-Q and Form 10-K will be filed in a timely manner or at all.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 10, 2023, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the appointment of UHY LLP (“UHY”) as the Company’s new independent registered public accounting firm for the fiscal year ended December 31, 2022. During the Company’s two most recent fiscal years (fiscal years ended December 31, 2021 and December 31, 2022) and the subsequent interim period through May 10, 2023, neither the Company nor anyone on its behalf consulted UHY regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

We believe that selecting and engaging a new independent registered public accounting firm is an important step. Now that UHY has been appointed, we expect that work on the Form 10-Q and Form 10-K will commence immediately. The Company is working expeditiously on a detailed plan to present to the Hearings Panel in an effort to regain compliance with the Listing Rule. While the Company can provide no assurance as to timing, the Company plans to file the Form 10-Q and Form 10-K as soon as practicably possible.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release by TuSimple Holdings Inc. on May 11, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Chief Financial Officer

Dated: May 11, 2023